                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. 1)

Filed by the Registrant                    [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-12

                              CELLSTAR CORPORATION
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                ----------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
                                                     -------------------------

     (3) Filing Party:
                      --------------------------------------------------------

     (4) Date Filed:
                    ----------------------------------------------------------

[LOGO] CELL STAR CORPORATION

          To CellStar Corporation Stockholders:

             You are cordially invited to attend the 2001 Annual Meeting of Stockholders of CellStar Corporation (the "Company") to be held at the Doubletree Lincoln Center Hotel, 5410 LBJ Freeway, Dallas, Texas, on May 9, 2002, at 10:00 a.m., Dallas time.

             The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the annual meeting, which includes the election of Dale V. Kesler as a Class I director of the Company.

             Directors and officers of the Company will be present to help host the annual meeting and to respond to any questions that our stockholders may have. I hope you will be able to attend.

             The Company's Board of Directors believes that the election of Mr. Kesler is in the best interests of the Company and its stockholders and recommends a vote "FOR" his election. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy promptly.

             Please sign, date and return the enclosed Proxy without delay. If you attend the annual meeting, you may vote in person even if you have previously mailed a Proxy.

             I look forward to seeing you at the annual meeting.

          Sincerely,

          Terry S. Parker
          Chief Executive Officer


                                    [GRAPHIC]
                           Cellstar Corporation Banner

                             CELLSTAR CORPORATION
                             1730 Briercroft Court
                            Carrollton, Texas 75006

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 9, 2002

   NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Meeting") of CellStar Corporation, a Delaware corporation (the "Company"), will be held at the Doubletree Lincoln Center Hotel, 5410 LBJ Freeway, Dallas, Texas, on May 9, 2002, at 10:00 a.m., Dallas time, for the following purposes:

   (1) To elect one Class I director for a term expiring in 2005; and

   (2) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

   The close of business on March 25, 2002, has been fixed by the Company's Board of Directors as the record date for determining stockholders entitled to notice of and to vote at the Meeting or any adjournment or adjournments thereof. For a period of at least ten days prior to the Meeting, a complete list of stockholders entitled to vote at the Meeting will be open for the examination of any stockholder during ordinary business hours at the Company's offices located at 1730 Briercroft Court, Carrollton, Texas 75006.

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM.

                                          By Order of the Board of Directors,

                                          /s/ Elaine Flud Rodriguez
                                          ELAINE FLUD RODRIGUEZ
                                          Senior Vice President, Secretary and
                                            General Counsel

Carrollton, Texas
April 11, 2002

                             CELLSTAR CORPORATION
                             1730 Briercroft Court
                            Carrollton, Texas 75006

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 9, 2002

   This Proxy Statement is furnished in connection with the solicitation of proxies ("Proxies") by the Board of Directors of CellStar Corporation (the "Company" or "CellStar") for use at the 2001 Annual Meeting of Stockholders (the "Meeting") of the Company to be held at the Doubletree Lincoln Center Hotel, 5410 LBJ Freeway, Dallas, Texas, on May 9, 2002, at 10:00 a.m., Dallas time, or at such other time and place to which the Meeting may be adjourned. The date on which this Proxy Statement and accompanying Proxy are intended to first be sent or given to stockholders is April 11, 2002.

   All shares represented by valid Proxies, unless the stockholder specifies otherwise, will be voted FOR the election of the person named under "Proposal I--Election of Director" as a nominee for election as a Class I director. The Board of Directors knows of no other business to be presented at the Meeting. If any other business is properly presented, the persons named in the enclosed Proxy have authority to vote on such matters in accordance with such persons' discretion. Where a stockholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly.

   A stockholder executing a Proxy retains the right to revoke it at any time prior to exercise at the Meeting. A Proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later Proxy, or by voting the shares in person at the Meeting.

                       Record Date and Voting Securities

   The record date for determining the stockholders entitled to notice of and to vote at the Meeting and any postponements and adjournments thereof was the close of business on March 25, 2002 (the "Record Date"), at which time the Company had issued and outstanding 12,028,425 shares of common stock, par value $0.01 per share ("Common Stock"). Common Stock is the only class of outstanding voting securities of the Company.

                               Quorum and Voting

   The presence at the Meeting, in person or by Proxy, of the holders of at least a majority of the outstanding shares of Common Stock as of the Record Date is necessary to constitute a quorum for the conduct of business at the Meeting. Each share of Common Stock represented at the Meeting in person or by Proxy will be counted toward a quorum. If a quorum is not present, the Meeting may be adjourned from time to time until a quorum is obtained. Each share of Common Stock is entitled to one vote with respect to all matters (including election of directors) presented for stockholder vote at the Meeting.

   To be elected, the nominee for election as a Class I Director must receive the affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Meeting. Votes may be cast in favor of, or withheld with respect to the nominee. Votes that are withheld will be counted toward the determination of whether a quorum exists, but will be excluded entirely from the tabulation of votes for election of the specified nominee and, therefore, will not affect the outcome of the vote on such proposal.

   "Broker non-votes" (i.e., shares held by brokers or nominees as to which the brokers have no discretionary power to vote on a particular matter and have received no instructions from the persons entitled to vote such shares), if any, will be counted as present for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated on the Proxy that it does not have discretionary authority to vote, those shares will be treated as not entitled to vote with respect to that matter. Broker non-votes will have no effect on Proposal I.

                                  PROPOSAL I

                             ELECTION OF DIRECTOR

   The Company's Certificate of Incorporation provides for a Board of Directors divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year at the Company's Annual Meeting of Stockholders. Each class of directors is elected for a term of three years, except in the case of elections to fill vacancies or newly created directorships.

   There is one Class I director to be elected for a term expiring at the Company's Annual Meeting of Stockholders in 2005 or until his successor has been elected and qualified. It is intended that the name of the nominee indicated below will be placed in nomination and that the persons named in the Proxy will vote for his election. The nominee has indicated his willingness to serve as a member of the Board of Directors if elected; however, in case the nominee shall become unavailable for election to the Board of Directors for any reason not currently known or contemplated, the persons named in the Proxy will have discretionary authority to vote the Proxy for a substitute. Proxies cannot be voted for more than one nominee.

   Information concerning the nominee proposed by the Board of Directors for election as a Class I director, along with information concerning the current Class II and Class III directors, whose terms of office will continue after the Meeting, is set forth below.

   The nominee for election as a Class I director is as follows:

Class I Nominee--Term Expiring in 2005

                      Name           Age Current Position
                      ----           --- ----------------
                      Dale V. Kesler 63      Director

   The current directors whose terms will expire after 2002 are as follows:

Class II Directors--Terms Expiring in 2003

               Name                     Age Current Position
               ----                     --- ----------------
               James L. Johnson........ 74  Chairman of the Board
               John L. ("J.L.") Jackson 70  Director
               Jere W. Thompson........ 70  Director

Class III Director--Term Expiring in 2004

                  Name            Age Current Position
                  ----            --- ----------------
                  Terry S. Parker 57  Chief Executive Officer

   Set forth below is a description of the backgrounds of each of the directors of the Company.

   Dale V. Kesler has served as a director of the Company since March 1999. Mr. Kesler retired as an active partner of the professional accounting firm of Arthur Andersen LLP in 1996 and served as the Managing Partner of Arthur Andersen's Dallas/Fort Worth office from 1983 to 1994. Mr. Kesler was responsible for strategic planning on a world-wide basis for the Audit and Business Advisory practices of Arthur Andersen in 1982 and 1983 and served as the head of the Audit Practice in the firm's Dallas office from 1973 to 1982. Mr. Kesler also serves on the Board of Directors of Elcor Corporation, New Millennium Homes, Resource Services, Inc., and Triad Hospitals, Inc. Mr. Kesler currently serves as Chairman of the Audit Committee of CellStar's Board of Directors. Mr. Kesler served on the Nominating Committee from January 2000 until September 2001 and on the Compensation Committee of CellStar's Board of Directors from March 1999 until January 2000.

   James L. Johnson has served as the non-executive Chairman of the Board of Directors since July 2001 and as a director of the Company since March 1994. Mr. Johnson has been Chairman Emeritus of GTE Corporation since May 1992 and served as GTE's Chairman and Chief Executive Officer from April 1988 to April 1992. Mr. Johnson began his career with Southwestern Associated Telephone Company (the predecessor company of GTE Central) in 1949. He was a member of GTE's Board of Directors from 1985 to May 1999 and a member of the Board of Directors of Finova Group Incorporated (formerly GTE Financial) until 2001. He is currently a director of Harte Hanks Communications, Inc., M.O.N.Y (Mutual of New York, Inc.) and Walter Industries Incorporated. Mr. Johnson is also past Chairman of the United States Telephone Association. Mr. Johnson currently serves on the Nominating and Compensation Committees of CellStar's Board of Directors.

   John L. ("J.L.") Jackson has served as a director of the Company since March 1999. Mr. Jackson served as Chairman and Chief Executive Officer of Global Industrial Technologies, Inc. (formerly, INDRESCO) from 1993 to 1998. Before joining Global Industrial Technologies, Mr. Jackson was engaged in private executive business consulting from 1987 to 1993. From 1983 to 1987, Mr. Jackson served as a Director and as the President and Chief Operating Officer of Diamond Shamrock Corporation and was Executive Vice President of Diamond Shamrock and President of its then newly-formed coal unit from 1979 to 1983. Mr. Jackson has served on numerous Boards of Directors, including the Fourth District Federal Reserve Bank of Cleveland, First Republic Bank, American Federal Bank, Hadsen Energy Resources and National Gypsum Company. Mr. Jackson currently serves as Chairman of the Compensation Committee of CellStar's Board of Directors and also serves on the Audit Committee of CellStar's Board of Directors. Mr. Jackson served on the Nominating Committee of CellStar's Board of Directors from January 2000 until September 2001.

   Jere W. Thompson has served as a director of the Company since October 1999. Mr. Thompson served as President and Chief Executive Officer of The Southland Corporation from 1986 to 1991. Mr. Thompson joined Southland in 1954 and was made Vice President of store operations in 1962. He became Southland's President in 1973 and was elected to Southland's Board of Directors in 1961. Mr. Thompson was engaged in private business consulting from 1991 to 1996 when he became the President of The Williamsburg Corporation. Mr. Thompson serves on the Board of Directors and is the former Chairman of The National Center for Policy Analysis. He is also a member and former Chairman of The Development Board and the College and Graduate School of Business Foundation Advisory Council for The University of Texas at Austin. Mr. Thompson currently serves as Chairman of the Nominating Committee of CellStar's Board of Directors and also serves on the Audit and Compensation Committees of CellStar's Board of Directors.

   Terry S. Parker has served as Chief Executive Officer of the Company since July 2001, as a director of the Company since March 1995 and as President and Chief Operating Officer of the Company from March 1995 through July 1996. Mr. Parker served as Senior Vice President of GTE Corporation and President of GTE's Personal Communications Services, GTE's wireless division, from October 1993 until he joined the Company. From 1991 to 1993, Mr. Parker served as President of GTE Telecommunications Products and Services. Before 1991, Mr. Parker served as President of GTE Mobile Communications. Mr. Parker served on the Board of Directors for Nucentrix Corporation from 1998 until 2001, the Board of Directors of Highway Master

Communications, Inc. from 1995 to 2000, the Board of Directors of Illinois Superconductor Corporation from 1998 to 2000, the Board of Directors of Equalnet Corporation from 1996 to 1999, and the Board of Directors of Telenetics Corporation from May 2000 to March 2001. Mr Parker also served as the President and Chief Executive Officer of Telenetics from September 2000 until March 2001. Mr. Parker served on the Audit Committee of CellStar's Board of Directors until January 2000, when CellStar's Board of Directors restructured the composition and duties of the Audit Committee.

   The Board of Directors recommends a vote FOR the election of Dale V. Kesler as a Class I Director.

                     MEETINGS OF DIRECTORS AND COMMITTEES

   The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors met 14 times and did not act by unanimous written consent during the 2001 fiscal year. During the 2001 fiscal year, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was a director.

   The Board of Directors has established Audit, Compensation and Nominating Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during the 2001 fiscal year are described below.

   Compensation Committee. The Board of Directors has a standing Compensation Committee, which has the power to oversee and recommend to the Board the compensation policies of the Company and the specific compensation of the Company's executives. The Compensation Committee also has the power to administer the 1993 Amended and Restated Long-Term Incentive Plan (the "1993 Plan"), the Amended and Restated Annual Incentive Compensation Plan (the "Incentive Plan") and the 1994 Amended and Restated Non-Employee Director Nonqualified Stock Option Plan (the "Directors' Plan"). Messrs. Jackson, Johnson and Thompson are the current members of the Compensation Committee. Mr. Jackson serves as Chairman of the Compensation Committee. The Compensation Committee met two times and did not act by unanimous consent during the 2001 fiscal year.

   In 2000, the Board of Directors established an arrangement for the granting and issuance of stock options to non-executive officers of the Company under the 1993 Plan. This arrangement provides for a specified number of options (as recommended by the Compensation Committee to the Board) to be made available to each of the Company's regions, which options may be dispensed at the discretion of the regional management as approved by the Chief Executive Officer to eligible non-executive employees within that region during the course of the fiscal year. In the event the regional management dispenses its entire allotment of options before the end of the fiscal year, the Compensation Committee may, but is not obligated to, allocate an additional number of options to the region for distribution to non-executive employees within that region.

   Nominating Committee. In fiscal 2001, the Board of Directors had a Governance and Nominating Committee that was charged with the responsibility to
(i) evaluate and select candidates to fill vacancies on the Board of Directors,
(ii) consider director nominees presented by stockholders, (iii) review the performance of current directors, and (iv) evaluate and seek to improve Board processes, including the setting of agendas, the conduct of Board meetings and the flow of information from Company officers to the directors. Messrs. Jackson, Kesler and Johnson served as the members of the Governance and Nominating Committee until September 2001. In September 2001, the Governance and Nominating Committee's responsibilities were reduced to (i) evaluating and selecting candidates to fill vacancies on the Board of Directors and (ii) considering director nominees presented by stockholders, and the name of the committee was changed to the Nominating Committee to reflect this change in responsibility. At that time, the composition of the Governance and Nominating Committee was reduced to two members, Messrs. Thompson and Johnson, and Mr. Thompson was made the Chairman of the Governance and Nominating Committee. The Governance and Nominating Committee did not meet and did not act by unanimous written consent in fiscal 2001.

   The Company's Certificate of Incorporation provides that a stockholder may nominate a person for election to the Board of Directors at a meeting of the Company's stockholders only if written notice of such nomination(s) (a "Stockholder's Notice") is received by the Secretary of the Company no less than 60 days prior to the meeting; provided, however, that, in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, the Stockholder's Notice must be received by the Company no later than the close of business on the tenth day following the first to occur of the date on which such notice was mailed or the date that public disclosure of the date of the meeting was made. The Certificate of Incorporation requires that the Stockholder's Notice include: (i) the name, business address, and residence address of the nominating stockholder; (ii) a representation that the nominating stockholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business address, residence address and principal occupation of the nominee; (iv) a description of all arrangements or understandings between the nominating stockholder and such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is being made by the nominating stockholder; (v) any other information relating to the nominating stockholder and such nominee that is required to be disclosed in a proxy statement or Schedule 13D filing; and (vi) the consent of such nominee to serve as a director of the Company if elected.

   Audit Committee. The Board of Directors has a standing Audit Committee, which has been charged with certain powers and duties including, among others, authority to (i) recommend to the Board the appointment of the firm selected to be independent certified public accountants for the Company and monitor the performance of such firm; (ii) review and approve the scope of the annual audit and evaluate with the independent certified public accountants the Company's annual audit and annual consolidated financial statements; (iii) review with management the status of internal accounting controls and internal audit procedures and results; (iv) evaluate problem areas having a potential financial impact on the Company that may be brought to the Committee's attention by management, the independent certified public accountants or the Board; and (v) evaluate the public financial reporting documents of the Company. The Audit Committee is required to have at least three members, all of whom must be "independent directors" as defined in Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers. Messrs. Kesler, Thompson and Jackson are the current members of the Audit Committee. Mr. Thompson was appointed to the Audit Committee effective as of April 2, 2002. Mr. Johnson served as a member of the Audit Committee in fiscal 2001 until Mr. Thompson's appointment. Mr. Johnson served as Chairman of the Audit Committee in fiscal 2001 until Mr. Kesler became Chairman of the Audit Committee in 2001. The Audit Committee met eight times during the 2001 fiscal year. The Board of Directors has concluded that each member of the Audit Committee is an "independent director" as defined in Rule 4200(a)(14) of the listing standards of the National Association of Securities Directors.

Report of the Audit Committee of the Board of Directors

   The Board of Directors adopted a formal written charter for the Audit Committee on September 27, 1999, and subsequently amended and restated the Audit Committee charter on January 21, 2000, and again on September 5, 2001, in accordance with the listing standards of the National Association of Securities Dealers and the regulations of the Securities and Exchange Commission regarding audit committees.

   In fulfilling its responsibilities as set forth in its charter, the Audit Committee reviewed and discussed with management the Company's audited financial statements for the fiscal year ended November 30, 2001. The Audit Committee also discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications.

   The Audit Committee received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the independent accountants their independence from the Company.

   The Audit Committee reviewed and discussed with internal audit services the audit scope and plan for fiscal 2002, significant audit findings during the year and management's response thereto.

   Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended November 30, 2001 be included in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2001 as filed with the Securities and Exchange Commission on February 28, 2002, and the Board of Directors approved the recommendation.

                                          Dale V. Kesler
                                          John L. ("J.L.") Jackson
                                          Jere W. Thompson

Principal Accountant Fees

   The following table summarizes the fees paid or payable to KPMG LLP for services rendered for the fiscal year ended November 30, 2001 (in thousands).

    Audit Fees..................................................      $1,376
    Financial Information Systems Design and Implementation Fees          --
    All Other Fees:
       Tax Fees................................................. $651
       Other Fees...............................................   --    651
                                                                 ---- ------
                                                                      $2,027
                                                                      ======

   The Audit Committee has considered whether the provision of financial information systems design and implementation services and other non-audit services is compatible with maintaining the principal accountant's independence.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information with respect to the number of shares of Common Stock beneficially owned as of March 20, 2002, by (i) each person known by the Company to beneficially own more than five percent (5%) of the outstanding shares of Common Stock; (ii) the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers who were serving as such on November 30, 2001 (based on salary and bonus earned during fiscal 2001) (collectively, the "Named Executive Officers"); (iii) each director and nominee for director of the Company; and
(iv) all directors and executive officers of the Company as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

                                                     Amount and
                                                     Nature of         Percent
                                                     Beneficial          of
 Name of Beneficial Owner or Group                   Ownership          Class
 ---------------------------------                   ----------        -------
 Alan H. Goldfield(1)............................... 4,215,222(2)       34.4
 Michael A. Roth and Brian J. Stark(3).............. 5,594,959(4)       32.0
 Lord, Abbett & Co.(5)..............................   930,206(6)        7.7
 Fuller & Thaler Asset Management, Inc.(7)(8).......   731,340(9)(10)    6.1
 Terry S. Parker(11)(12)............................    55,750(13)(14)     *
 A.S. Horng(11).....................................   600,142(15)       4.9
 Dale H. Allardyce(11)..............................    59,333(16)         *
 Austin P. Young(17)................................     2,000             *
 Elaine Flud Rodriguez(11)..........................    34,206(18)         *
 James L. Johnson(11)...............................    10,250(13)(19)     *
 Dale V. Kesler(11).................................     3,200(13)(20)     *
 John L. ("J.L.") Jackson(11).......................     5,000(13)(20)     *
 Jere W. Thompson(11)...............................     3,440(13)(20)     *
 Current Directors and Executive Officers as a Group   780,571(21)       6.3

--------
  *  Less than 1%.
 (1) The address for Mr. Goldfield is 1850 Turbeville Road, Denton, Texas 76210. Mr. Goldfield retired from his services as a director and officer of the Company in July 2001.
 (2) Includes 3,541,222 shares held jointly with Mr. Goldfield's wife. Also includes 474,000 shares that are subject to a revocable (upon 90 days written notice) proxy granted to Mr. Goldfield by Mr. A.S. Horng, which proxy gives Mr. Goldfield the right to vote such shares. Also includes 200,000 shares subject to options granted under the 1993 Plan, which options are exercisable within 60 days.
 (3) The address for Messrs. Roth and Stark is 1500 West Market Street, Suite 200, Mequon, WI 53092.
 (4) Based on a Schedule 13D filed with the Securities and Exchange Commission on February 21, 2002, by Michael A. Roth and Brian J. Stark, filing as joint filers pursuant to Rule 13D-1(k). Messrs. Roth and Stark reported sole dispositive and sole voting power with respect to 5,594,959 shares as a result of electing to exchange their 5% Convertible Subordinated Notes due October 2002 for cash and 5% Senior Subordinated Convertible Notes due November 2002 (the "Notes") pursuant to the Company's exchange offer. Stark Investments Limited Partnership ("Stark") currently holds 82,459 shares of Common Stock, and a face amount of $15,715,000 in Notes, which are convertible into 3,143,000 shares (18.0%) of Common Stock. Shepherd Trading ("Shepherd") currently holds 60,300 shares of Common Stock, and a face amount of $11,546,000 in Notes, which are convertible into 2,309,200 shares (13.2%) of Common Stock. Therefore, Messrs. Roth and Stark, in their capacity as the founding members of Staro Asset Management, L.L.C., a Wisconsin limited liability company, which serves as (a) the managing general partner of Stark, and (b) the investment manager of Shepherd, beneficially own an aggregate of 5,594,959 shares, or approximately 32% of the Common Stock.
 (5) The address for Lord, Abbett & Co. is 90 Hudson Street, Jersey City, New Jersey 07302.

 (6) Based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 28, 2002, by Lord, Abbett & Co., Lord, Abbett& Co. reported sole voting power and sole dispositive power with respect to all 722,578 shares.
 (7) The address for Fuller & Thaler Asset Management, Inc., is 411 Borel Avenue, Suite 402, San Mateo, California 94402.
 (8) The address for Mr. Russell J. Fuller is 411 Borel Avenue, Suite 402, San Mateo, California 94402.
 (9) Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 15, 2002, by Fuller & Thaler Asset Management, Inc. and Russell J. Fuller, Fuller & Thaler Asset Management, Inc. reported sole voting power with respect to 704,796 shares and sole dispositive power with respect to all 956,296 shares.
(10) Russell J. Fuller has investment authority over assets held by Fuller & Thaler Asset Management, Inc.
(11) The address for such individual is 1730 Briercroft Court, Carrollton, Texas 75006.
(12) Mr. Parker was appointed as Chief Executive Officer of the Company in July 2001.
(13) Includes 1,500 shares subject to options granted under the Directors' Plan, which options are exercisable within 60 days.
(14) Includes 54,250 shares subject to options granted under the 1993 Plan, which options are exercisable within 60 days.
(15) Includes 474,000 shares that are subject to a revocable (upon 90 days written notice) proxy to vote such shares held by Alan H. Goldfield. Also includes 126,142 shares subject to options granted under the 1993 Plan, which options are exercisable within 60 days.
(16) Includes 53,333 shares subject to options granted under the 1993 Plan, which options are exercisable within 60 days.
(17) The address for Mr. Young is 6200 Arnot, Houston, Texas 77007. Mr. Young retired from the Company as of December 31, 2001.
(18) Includes 33,086 shares subject to options granted under the 1993 Plan, which options are exercisable within 60 days.
(19) Includes 5,750 shares subject to options granted under the 1993 Plan, which options are exercisable within 60 days.
(20) Includes 1,500 shares subject to options granted under the 1993 Plan, which options are exercisable within 60 days.
(21) Includes shares subject to options held by directors and executive officers named in the table and more fully described in footnotes 13 through 20 above, and 7,250 shares subject to options granted under the 1993 Plan to executive officers not named in the table, which options are exercisable within 60 days.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth certain information regarding compensation paid to the Named Executive Officers and one former executive officer for each of the Company's last three fiscal years.

                                                                       Long Term Compensation
                                              Annual Compensation              Awards
                                         -------------------------     -----------------------
                                                                       Restricted  Securities
                                                         Other Annual    Stock     Underlying   All Other
                                         Salary   Bonus  Compensation   Award(s)  Options/SARs Compensation
 Name and Principal Position    Year      ($)      ($)       ($)          ($)      (#)(1)(2)       ($)
 ---------------------------    ----     ------- ------- ------------  ---------- ------------ ------------
Alan H. Goldfield(3)........... 2001     634,770      --   342,364(4)      --            --     4,312,090(5)
 Chairman of the Board          2000     850,000      --        --         --        20,000        50,975(6)
  and Chief Executive Officer   1999     850,000      --        --         --            --        32,461(6)
Terry S. Parker(7)............. 2001     416,015 200,000        --         --       204,000            --
 Chief Executive Officer        2000          --      --        --         --         1,000            --
                                1999          --      --        --         --         1,000            --
A.S. Horng..................... 2001     800,133 300,000        --         --            --         1,539(8)
 Chairman, Chief Executive      2000     800,103  66,675        --         --        90,283            --
  Officer and General           1999     796,897  66,162    25,388(9)      --        20,000            --
  Manager of CellStar (Asia)
  Corporation Ltd.
Dale H. Allardyce.............. 2001     400,000      --    44,837(10)     --       100,000         2,070(6)
 President and Chief            2000     400,000      --   172,674(10)     --            --         2,070(6)
 Operating Officer              1999(11)  17,375      --        --         --        40,000            --
Austin P. Young(12)............ 2001     350,000  47,248    14,955(10)     --        75,000         5,148(6)
 Senior Vice President,         2000     350,000      --     1,913(10)     --            --         4,999(6)
  Chief Financial Officer and   1999      24,006      --        --         --        30,000            --
  Treasurer
Elaine Flud Rodriguez.......... 2001     265,000  35,774        --         --        15,000           835(6)
 Senior Vice President,         2000     250,000  10,000        --         --        11,272           500(6)
  Secretary and General         1999     150,000      --        --         --         2,000           410(6)
  Counsel

--------
 (1) Reflects options to acquire shares of Common Stock. The Company has not granted stock appreciation rights.
 (2) All figures in this column reflect an adjustment for the Company's one-for-five reverse stock split that was effected on February 22, 2002 (the "Reverse Split").
 (3) Mr. Goldfield retired from his services as a director and officer of the Company in July 2001.
 (4) Consists of a consulting payment paid by the Company.
 (5) Consists of a $4,250,000 severance payment and $62,090 in insurance premiums paid by the Company to Mr. Goldfield.
 (6) Consists of insurance premiums paid by the Company.
 (7) Mr. Parker was appointed Chief Executive Officer of the Company in July
     2001.
 (8) Consists of a Company matching contribution to its Hong Kong retirement plan.
 (9) Represents amounts paid or reimbursed by the Company to Mr. Horng as an annual housing allowance. See "Executive Compensation--Employment Contracts and Termination of Employment and Change in Control Arrangements."
(10) Consists of relocation expenses paid or reimbursed by the Company.
(11) Mr. Allardyce became the Company's President and Chief Operating Officer in November 1999.

(12) Mr. Young resigned as the Company's Senior Vice President, Chief Financial Officer as of December 11, 2001 and retired from the Company as of December 31, 2001. Robert Kaiser became the Company's Senior Vice President, Chief Financial Officer and Treasurer as of December 12, 2001.

Option Grants During 2001 Fiscal Year

   The following table provides information related to options granted to the Named Executive Officers and one former highly compensated executive officer during the fiscal year ended November 30, 2001.

                                                                                      Potential Realizable
                                                                                     Value at Assumed Annual
                                                                                      Rates of Stock Price
                                                                                     Appreciation for Option
                                            Individual Grants                                Term(1)
                      -----------------------------------------------------------    -----------------------
                         Number of      % of Total
                         Securities    Options/SARs   Exercise
                         Underlying     Granted to    or Base
                        Options/SARs   Employees in    Price
        Name          Granted(#)(2)(3) Fiscal Year  ($/Sh)(3)(4) Expiration Date       5% ($)      10% ($)
        ----          ---------------- ------------ ------------ ----------------     ---------   ---------
Alan H. Goldfield(5).          --            --           --                   --           --          --
Terry S. Parker(6)...     204,000         34.94           (7)                    (7) 1,310,597   3,321,047
A.S. Horng...........          --            --           --                   --           --          --
Dale H. Allardyce....     100,000         17.13        9.375     January 25, 2011      589,385   1,493,499
Austin P. Young(8)...      75,000         12.84        9.375     January 30, 2002(9)   442,038   1,120,124
Elaine Flud Rodriguez      15,000          2.57        9.375     January 25, 2011       88,408     224,025

--------
(1) The potential realizable value portion of the table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over periods of up to ten years.
(2) Reflects options to acquire shares of Common Stock. The Company has not granted stock appreciation rights. The options become exercisable with respect to 25% of the shares covered thereby on each of the first four anniversaries of the date of grant. In the event of a "change of control" (as defined in the 1993 Plan), any unexercisable portion of the options will become immediately exercisable.
(3)  All figures in this column reflect an adjustment for the Reverse Split.
(4) The exercise price is equal to the fair market value of the Common Stock on the date of grant. The option exercise price may be paid as follows:
     (a) in cash or by certified check, bank draft or money order payable to the order of the Company; (b) in Common Stock (including restricted stock), valued at its fair market value on the date of exercise; (c) by delivery to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the optionee to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the stock option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price; and/or (d) in any other form of valid consideration that is acceptable to the Compensation Committee in its sole discretion.
(5) Mr. Goldfield retired from his services as a director and officer of the Company in July 2001.
(6)  Mr. Parker was appointed Chief Executive Officer of the Company in July
     2001.
(7) The number, exercise price and expiration date of Mr. Parker's options are as follows:

                    Number  Exercise Price  Exercise Date
                    ------  -------------- ----------------
                      1,000    $ 6.565     December 6, 2010
                      3,000    $ 9.375     January 25, 2011
                    200,000    $10.250         July 4, 2011

(8)  Mr. Young retired from the Company as of December 31, 2001.
(9) Pursuant to their terms, Mr. Young's options expired 30 days after his retirement, which date was January 30, 2002.

Option Exercises During 2001 Fiscal Year and Fiscal Year End Option Values

   The following table provides information related to options exercised by the Named Executive Officers and one former highly compensated executive officer during the fiscal year ended November 30, 2001 and the number and value of options held on November 30, 2001. The Company does not have any outstanding stock appreciation rights.

                                                 Number of Securities
                                                Underlying Unexercised   Value of Unexercised In-
                                                    Options/SARs at      the-Money Options/SARs at
                                                     FY-End (#)(1)             FY-End ($)(2)
                                               ------------------------- -------------------------
                          Shares       Value
                        Acquired on   Realized
        Name          Exercise (#)(1)  ($)(3)  Exercisable Unexercisable Exercisable Unexercisable
        ----          --------------- -------- ----------- ------------- ----------- -------------
Alan H. Goldfield(4).       --           --      185,000       25,000        --           --
Terry S. Parker(5)...       --           --       53,750      209,500        --           --
A.S. Horng...........       --           --      103,571      171,283        --           --
Dale H. Allardyce....       --           --       20,000      140,000        --           --
Austin P. Young(6)...       --           --       15,000      105,000        --           --
Elaine Flud Rodriguez       --           --       25,269       50,472        --           --

--------
(1) All figures in this column reflect an adjustment for the Reverse Split.
(2) The closing price for the Common Stock as reported by the NASDAQ/National Market System on November 31, 2001 (the last trading day of fiscal 2001) was $4.40. Value is calculated on the basis of the difference between the option exercise price and $4.40 multiplied by the number of shares of Common Stock underlying the option.
(3) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise related.
(4) Mr. Goldfield retired from his services as a director and officer of the Company in July 2001. Because Mr. Goldfield continued to serve the Company as a consultant after his retirement, his stock options did not expire in connection with his retirement.
(5) Mr. Parker was appointed Chief Executive Officer of the Company in July
    2001.
(6) Mr. Young retired from the Company as of December 31, 2001.

Compensation of Directors

   During the fiscal year ended November 30, 2001, each director of the Company who was not an officer or other employee of the Company (an "Independent Director") received an annual retainer fee of $25,000, plus $1,500 for each meeting of the Board of Directors or committee of the Board of Directors that he attended and $750 for each telephonic Board of Directors or committee meeting that he attended. In addition, to the extent that any committee meeting is held on the same day as a full Board of Directors meeting or another committee meeting, only one $1,500 or $750 fee (as applicable) was paid. Beginning in January 2000, the Company began paying a per diem fee of $1,500 to each Independent Director for each day such director performs additional services for the Company at the request of the Chief Executive Officer. The Company paid $15,000 in per diem fees to Mr. Kesler for the fiscal year ended November 30, 2001.

   In July 2001, Mr. Johnson was elected Chairman of the Board of Directors and the Company entered into an agreement with Mr. Johnson whereby he would receive annual compensation of $250,000 for serving as non-executive Chairman of the Board of Directors, in addition to whatever compensation and expense reimbursement he is entitled to as an Independent Director. Mr. Johnson received $101,042 for his services as Chairman during fiscal 2001.

   Pursuant to the Directors' Plan, each Independent Director automatically receives an option (the "Initial Option") to purchase 1500 shares of Common Stock upon becoming an Independent Director. Also beginning in fiscal 1998, in addition to the Initial Option, each Independent Director receives an annual grant pursuant to the

1993 Plan of an option (the "Annual Option") to purchase 1000 shares of Common Stock, which option will be automatically granted on the date of the first full Board of Directors meeting following the end of each fiscal year. The Annual Option will vest with respect to 25% of the shares covered thereby on each anniversary of the date of grant and will expire ten years following the date of grant. The exercise price of all options granted to Independent Directors must be equal to the fair market value of the Common Stock on the date of grant.

   Directors who are also employees of the Company receive no additional compensation for serving as directors. All directors of the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to, and attendance at, meetings of the Board of Directors or committees thereof.

Employment Contracts, Termination of Employment and Change in Control
Arrangements

   The Company has entered into employment agreements (collectively, the "Employment Agreements" or individually, an "Employment Agreement") with Mr. Parker, Mr. Horng, Mr. Kaiser, Mr. Allardyce, Mr. Young and Ms. Rodriguez (collectively, the "Executives" and individually, an "Executive"), effective July 5, 2001, January 22, 1998, December 12, 2001, November 12, 1999, November 5, 1999 and January 21, 2000, respectively. Mr. Goldfield's Employment Agreement was terminated in July 2001 in connection with Mr. Goldfield's retirement, and a separation agreement and a consulting agreement were entered into by the Company and Mr. Goldfield. See "Executive Compensation--Separation Agreement and Release and Consulting Agreement with Mr. Goldfield" below. Mr. Young's Employment Agreement was terminated as of December 31, 2001 and a separation agreement and release were entered into by the Company and Mr. Young providing for Mr. Young to receive the severance payments required by his employment agreement. The Employment Agreements of Messrs. Parker, Horng, Kaiser, Allardyce, and Young and Ms. Rodriguez provide for annual base salaries of $850,000, $800,000, $450,000, $400,000, $350,000 and $250,000, respectively, subject to increase by recommendation of the Compensation Committee and approval of the Board of Directors. Mr. Kaiser also received a signing bonus of $300,000. Each of the Employment Agreements also provides that the Executive is eligible to receive an annual bonus.

   The Company is obligated under the Employment Agreements to provide to Messrs. Horng and Kaiser (i) life insurance policies with face amounts of $4,000,000 and $1,500,000, respectively, and (ii) disability insurance policies with annual disability benefits of $300,000 and $200,000, respectively, until attainment of age 65. In addition, the Company is obligated to pay or reimburse Mr. Horng for all medical and dental expenses incurred by him or his spouse or dependents. The Company has in place insurance to cover a portion of such expenses. Each Executive is eligible to participate in the life, health and disability insurance programs customarily made available to employees of the Company.

   Each of the Employment Agreements has an initial term of four years, except that of Mr. Horng, which has a term of five years. All of the Employment Agreements are subject to earlier termination as follows: (i) by the Company
(a) due to the disability of the Executive, (b) for "cause" or (c) "without cause"; or (ii) by the Executive (a) upon a material breach by the Company of the Employment Agreement ("Company Breach"), (b) within twelve months of a "change in control" or (c) without "good reason" (i.e., for any reason other than Company Breach). If any of the Executives terminates his or her employment due to Company Breach or if any of them is terminated by the Company "without cause," he or she will be entitled to receive his or her accrued but unpaid base salary and annual incentive payments through the date of termination plus an amount equal to the product of (i)(a) his or her base salary plus (b) the amount of his or her annual incentive payments for the preceding year divided by 365 and (ii) multiplied by (a) with respect to the employees other than Mr. Horng, the lesser of (x) 720 or (y) the greater of the number of days remaining in the term of his or her employment or 365 or (b) with respect to Mr. Horng only, the number of days remaining in the term of his Employment Agreement. In the event of termination of employment after a "change in control," each of the Executives will be entitled to receive an amount equal to $100 less than three times his or her "annualized includable compensation for the base period" (as defined in Section 280G of the Internal Revenue Code) or such lesser amount that is the maximum payment permitted by the Internal Revenue Code that does not constitute an "excess parachute payment."

   Under the Employment Agreements, a termination will be deemed to be "without cause" if it is for any reason other than due to the disability of the Executive or for "cause." Under the Employment Agreements, a termination will generally be considered to be for "cause" if it is due to the Executive's (i) continued unsatisfactory job performance after written warning or, in the cases of Messrs. Horng and Kaiser, gross incompetence or, in the cases of Messrs. Parker and Allardyce, willful failure to perform his duties, (ii) misconduct (gross misconduct in the case of Mr. Horng) that causes or is likely to cause material economic harm to, or material discredit to the reputation of, the Company or its affiliated entities, (iii) failure to follow the directions of senior management or the Board of Directors of the Company, (iv) conviction of or a plea of nolo contendre to a felony involving moral turpitude or the entry of an order by any federal or state regulatory agency prohibiting the Executive from participating in the affairs of the Company, or (v) any other material breach of his Employment Agreement that is not cured within thirty days (sixty days in the case of Mr. Horng) after receipt of written notice from the Company specifying the breach.

   For purposes of the Employment Agreements, a "change in control" will be deemed to occur upon the occurrence of any of the following: (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; (3) any approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; (4) the cessation of control (by virtue of their not constituting a majority of directors) of the Board of Directors by the Continuing Directors (as defined in the Employment Agreements); (5) except with respect to the Employment Agreements of Messrs. Parker and Kaiser, the acquisition of beneficial ownership of 15% of the voting power of the Company's outstanding voting securities by any person or group who beneficially owned less than 10% of such voting power on the date of the Employment Agreement, the acquisition of beneficial ownership of an additional 5% of the voting power of the Company's outstanding voting securities by any person or group who beneficially owned at least 10% of such voting power on the date of the Employment Agreement, in each case subject to certain exceptions; or (6) subject to applicable law, in a Chapter 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7 of the United States Bankruptcy Code. In addition, the Employment Agreements of Messrs. Horng, Allardyce and Young and Ms. Rodriguez each provides that a "change in control" will be deemed to occur (subject to certain exceptions) upon the execution by the Company and a stockholder of a contract that by its terms grants such stockholder (in its, his or her capacity as a stockholder) or such stockholder's affiliate, including, without limitation, such stockholder's nominee to the Board of Directors (in its, his or her capacity as an affiliate of such stockholder), the right to veto or block decisions or actions of the Board of Directors.

   The Employment Agreements also provide that the Executives will be indemnified by the Company to the extent provided in the Company's Certificate of Incorporation or bylaws as of the date of the Employment Agreement and to the fullest extent permitted by changes to Delaware law, except that the rights of Mr. Horng to indemnification are to the fullest extent permitted by law. The Employment Agreements of all Executives include non-competition and confidentiality provisions.

Separation Agreement and Release and Consulting Agreement with Mr. Goldfield

   Separation Agreement and Release. The Company has entered into a Separation Agreement and Release (the "Separation Agreement") with Mr. Goldfield effective July 5, 2001 (the "Termination Date"). Under the Separation Agreement, Mr. Goldfield resigned all of his director and officer positions with the Company and its affiliates effective as of the Termination Date. The Separation Agreement also terminated the employment agreement between Mr. Goldfield and the Company. Mr. Goldfield waived all of his rights to further employment, compensation, benefits, and other remuneration from the Company, other than under the Separation Agreement and the consulting agreement (the "Consulting Agreement") entered into between the Company and

Mr. Goldfield as of the Termination Date. See "Executive Compensation-Separation Agreement and Release and Consulting Agreement with Mr. Goldfield-Consulting Agreement" below. Mr. Goldfield also released the Company and its affiliates, representatives, employees, and agents from liability existing on the Termination Date arising out of Mr. Goldfield's employment agreement, employment or separation of employment with the Company. Mr. Goldfield also agreed to cooperate with reasonable requests by the Company for his assistance at the Company's expense. To the extent Mr. Goldfield's cooperation relates to matters other than those services to be provided by Mr. Goldfield under the Consulting Agreement and litigation or proceedings to which Mr. Goldfield is a named party, the Company agreed to pay Mr. Goldfield the greater of $1,000 per day or the highest per day amount then being paid to directors of the Company for services other than services provided as a director of the Company, plus expenses.

   In return, the Company agreed to the following:

    .  To pay Mr. Goldfield $4,250,000.
    . To pay Mr. Goldfield any amount due to Mr. Goldfield under the Company's annual incentive plan, prorated through the Termination Date.
    . To provide medical and dental benefits equivalent to the greatest of such benefits afforded by the Company to any of its employees based in the United States, such benefits to extend to Mr. and Mrs. Goldfield for their lives.
    . To allow Mr. Goldfield the use of, and all rights of the Company pertaining to, the suite at Texas Stadium owned by the Company. All rights to renew the lease of or purchase the Texas Stadium suite are not transferable by Mr. Goldfield and will revert to the Company if not exercised by Mr. Goldfield. Mr. Goldfield is responsible for all expenses related to the suite after the Termination Date.
    . To transfer to Mr. Goldfield all tickets to Dallas Cowboys games at Texas Stadium purchased by the Company prior to the Termination Date.
    . The separation of Mr. Goldfield from the Company will not constitute a "Termination of Service" under the 1993 Plan until the Consulting Agreement is no longer in effect.
    . The Company would reimburse to Mr. Goldfield the reasonable fees and expenses of one counsel to Mr. Goldfield in connection with Mr. Goldfield's entry into the Separation Agreement.
    . Until July 5, 2006, the Company will provide Mr. Goldfield with a term life insurance policy in a face amount of $5,000,000 if he qualifies under normal insurance underwriting standards.
    . Until July 5, 2006, the Company will provide Mr. Goldfield with a disability insurance policy that will pay Mr. Goldfield a $300,000 annual disability benefit until age 65 if he qualifies under normal insurance underwriting standards.
    . The Company released Mr. Goldfield from all claims arising out of his job performance for the Company, so long as he acted in good faith and in a manner he reasonably thought to be in, or not opposed to, the best interests of the Company and he had no reasonable cause to believe his conduct was illegal.
    . The Company agreed to continue to indemnify Mr. Goldfield against claims based on his service to the Company to the maximum extent of coverage available to any former employee. This indemnification is in addition to any other rights of indemnification available to Mr. Goldfield.

   Consulting Agreement. The Company has entered into the Consulting Agreement with Mr. Goldfield under which the Company has engaged Mr. Goldfield to perform such services for the Company as are mutually agreeable to Mr. Goldfield and the Chief Executive Officer of the Company. Under the Consulting Agreement, Mr. Goldfield has the honorary title of "Chairman Emeritus" of the Company but is not a director, officer or employee of the Company and has no authority to act on behalf of the Company. The Company was obligated to pay Mr. Goldfield $35,147 twice per month through November 2001. The Company will also pay Mr. Goldfield 5% of net earnings from specified new lines of business conducted by the Company in the People's Republic of China, Hong Kong, Korea, Japan, Taiwan, Singapore, Malaysia and the Philippines (the "Earnout") through November 30, 2006 if not earlier terminated but not to exceed $15,000,000. The new business lines covered by the Earnout include the sale of prepaid calling cards, the sale of specified paging and long distance services, the sale of "Tai Chi box" services and products and the sale of personal digital assistants and digital cameras.

   The Consulting Agreement terminates on the earlier of November 30, 2006, a termination of Mr. Goldfield for cause by the Company, the death of Mr. Goldfield, written notice of termination by either party as a result of the disability of Mr. Goldfield or voluntary termination by Mr. Goldfield upon not less than 30 days prior written notice. Under the Consulting Agreement, a termination will generally be considered for "cause" if it is due to Mr. Goldfield's (i) willful gross misconduct, (ii) conviction of a felony,
(iii) breach of his covenants of confidentiality and non-competition set forth in the Consulting Agreement or (iv) violation of the Foreign Corrupt Practices Act. In the event of termination due to the death or disability of Mr. Goldfield, the Company must still pay the Earnout through November 30, 2006.

   The Consulting Agreement also includes non-competition and confidentiality provisions. The non-competition provision is effective until the later of July 5, 2003 or the date the Consulting Agreement is terminated.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

   General. Subject to existing contractual obligations, the Compensation Committee of the Board of Directors is primarily responsible for evaluating and recommending the Company's executive compensation policies and practices, and administers executive awards under the 1993 Plan and the Incentive Plan. The Compensation Committee is currently composed of Messrs. J.L. Jackson (Chairman), James L. Johnson and Jere W. Thompson.

   Compensation Philosophy. The Company's philosophy of rewarding stockholders through executive compensation reflects its belief that the compensation of executives (i) should be linked to achievement of the Company's business and strategic goals; (ii) should be aligned with the interests of stockholders through awards of stock options and other stock-based compensation; (iii) should recognize individual contributions, as well as overall business results; and (iv) should have the ultimate result of attracting, motivating and retaining highly-talented executives for the Company. To achieve these objectives, the Company's current compensation program consists of the following elements:

    .  Base salary.
    . Annual incentive compensation, the receipt of which is based on (i) the financial performance of the Company and its divisions from year to year and/or (ii) significant individual contributions.
    .  Long-term incentive compensation, primarily in the form of stock options.

   Chief Executive Officer's Fiscal 2001 Compensation. Mr. Parker was appointed Chief Executive Officer of the Company in July 2001. The Company entered into an Employment Agreement with Mr. Parker effective July 5, 2001 providing for an annual base salary of $850,000 with a guaranteed bonus of $200,000 for 2001 and a potential annual incentive bonus as approved by the Board. In addition, Mr. Parker was awarded a grant of options to purchase 200,000 shares of Common Stock at the time of his appointment, 25% of which vested on the date of grant and the remainder of which will vest 25% on each of the three subsequent anniversary dates, with a term of ten years. The structure of Mr. Parker's compensation was based on competitive and comparable compensation for the position of responsibility as reviewed and recommended by an outside consulting firm hired by the Company.

   Although Mr. Goldfield retired as the Company's Chairman and Chief Executive Officer in July 2001, his compensation is addressed below because Mr. Goldfield served as the Company's Chief Executive Officer during part of fiscal 2001. The structure of Mr. Goldfield's fiscal 2001 compensation was based in large part on competitive and comparable compensation for the position of responsibility as reviewed and recommended by an outside consulting firm hired by the Company. In accordance with such recommendations, the Company entered into an employment agreement with Mr. Goldfield, effective December 1, 1994, which provided for an annual base salary of $850,000 or such greater amount as may be recommended by the Compensation Committee and approved by the Board. Mr. Goldfield's base salary was not raised from the $850,000 amount provided for in

1994. In addition, such agreement provided that Mr. Goldfield was eligible for an annual bonus pursuant to an incentive plan. Because the Company did not achieve the specified earnings targets, Mr. Goldfield did not receive a bonus in fiscal 2001. The Compensation Committee believes that the structure of Mr. Goldfield's compensation, with its strong emphasis on Company performance, was in the best interests of the Company's stockholders because it more closely aligned the interests of Mr. Goldfield and the Company's stockholders.

   Compensation of Other Executive Officers. In the fiscal year ended November 30, 2001, the compensation package received by the other executives of the Company consisted of base salary, stock options and bonus awards. Each element is consistent with the compensation philosophy set forth above, and the determinations regarding the appropriate form and level of executive compensation were based in part on the recommendations of management. Such recommendations reflected each individual's level of responsibility and experience and the assessment of the individual's contribution to the success of the Company's business.

   The Company continues to place its emphasis on compensation that would more closely align the executives' interests with the stockholders' interests. Therefore, as with the Chief Executive Officer, a significant percentage of each executive's total compensation opportunity was tied to performance of the Company and individual achievement through bonus eligibility, based on a combination of (i) individual performance and (ii) Company performance, and stock option awards.

   Subject to achievement by the Company of a specified performance target, certain of the Company's executives are eligible to receive incentive bonuses under the Incentive Plan ranging from 33% to 100% of their base salaries. The percentage of the bonus amount awarded is based in part on a range of targets involving the Company's earnings per share, return on capital employed and operating income generated.

   In considering stock option grants to the Company's executives, the Compensation Committee reviewed recommendations of executive management, considering each executive's current and future ability to impact achievement of strategic goals and objectives. This emphasis on equity compensation is in the best interests of the Company's stockholders because it more closely aligns the interests of the executives and the Company's stockholders for both near and long-term. All options granted during fiscal 2001 to the Company's executives were granted at the fair market value on the date of grant. All of such options vest at a rate of 25% per year, beginning on the first anniversary of the date of grant. See "Executive Compensation--Option Grants During 2001 Fiscal Year." An executive will receive full benefits from the option grant only if the Company's stock price appreciates and only if the executive remains with the Company for the full term of vesting.

   In fiscal 1999, the Company commissioned a new compensation survey to review its compensation practices in light of the practices of certain of its competitors and industry peers. The report, delivered in January 2000, confirmed that the range of cash compensation, bonus awards and option grants to executives and managers of the Company are competitive and that the thresholds and performance targets set by management of the Company are appropriate and generally consistent with those of its peers and competitors.

   Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code provides for an annual $1,000,000 limitation (the "Deduction Limitation") on the deduction that an employer may claim for compensation of certain executives but also provides an exception to the Deduction Limitation for certain performance-based compensation. It is the intent of the Compensation Committee to ensure that executive compensation is deductible through such exception or otherwise, provided that qualification for such deduction is in the best interests of the Company.

                                          John L. ("J.L.") Jackson
                                          James L. Johnson
                                          Jere W. Thompson

Comparative Performance Graph

   The following chart compares the cumulative total stockholder return on the Common Stock with the cumulative total return on the stocks comprising The Nasdaq Market Value Index (the "Nasdaq Index") and the Electronics Wholesale Index over the period commencing November 29, 1997 and ending November 30, 2001. The comparison assumes $100 was invested on November 29, 1997 in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock performance graph is not necessarily indicative of future price performance.

                     Comparison of Cumulative Total Return
     of CellStar Corporation, Nasdaq Index and Electronics Wholesale Index


                                    [CHART]

        CellStar Corp   NASDAQ Market Index     Electronics Wholesale
1996    100             100                     100
1997    331.92          124.21                  113.97
1998    165.16          153.54                   94.00
1999    247.74          251.47                  105.83
2000     42.49          208.84                   86.58
2001     22.58          156.28                   82.03


Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by regulations of the SEC to furnish the Company with copies of all Section 16(a) reports that they file.

   To the Company's knowledge, based solely on its review of the copies of such reports received by it with respect to fiscal 2001, or written representations from certain reporting persons, all of the Company's directors, officers and holders of more than 10% of a registered class of the Company's equity securities have, with respect to fiscal 2001, timely filed all reports required by Section 16(a) of the Exchange Act.

                             CERTAIN TRANSACTIONS

   In connection with its initial public offering in December 1993, the Company bought from Mr. Goldfield, its then Chief Executive Officer, a jet aircraft at book value and agreed that he would have the right to buy the aircraft back at its then current book value if the Company decided to sell it. In January 2001, the Company sold the aircraft to Mr. Goldfield for its book value, which was $2,236,718.

   In July 2001, the Company entered into the Separation Agreement and the Consulting Agreement with Mr. Goldfield. See "Executive Compensation-Separation Agreement and Release and Consulting Agreement with Mr. Goldfield."

                             INDEPENDENT AUDITORS

   The Board of Directors, upon the recommendation of its Audit Committee, has appointed KPMG LLP as the independent auditors of the Company for the fiscal year ending November 30, 2002. KPMG LLP served as the Company's independent certified public accountants for the fiscal year ended November 30, 2001, and has reported on the Company's consolidated financial statements for such year. Representatives of KPMG LLP are expected to be present at the Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

   Stockholders of the Company may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act and the Company's Certificate of Incorporation. Under SEC proxy rules, the Company is required to provide the following information based on the assumption that the date for the Company's next annual meeting after the Meeting will be within thirty (30) days of the first anniversary of the date of the Meeting: any appropriate proposal submitted by a stockholder of the Company and intended to be presented at the 2002 annual meeting of stockholders to be held after the Meeting must be received by the Company by January 8, 2003, to be considered for inclusion in the Company's proxy statement and related proxy for the 2002 annual meeting. The Company anticipates that it will have its next annual meeting after the Meeting no later than May 9, 2003. If that annual meeting is outside the 30 day period referred to above, then proposals submitted by a stockholder for inclusion in the Company's proxy statement and related proxy must be received a reasonable time before the Company prints and mails its proxy materials.

   Also, a stockholder proposal intended to be presented at the next annual meeting after the Meeting but not included in the Company's proxy statement for such meeting, must be received by the Company at least 60 days in advance of the date of that meeting or, if the public announcement of the meeting is less than 70 days before the date of the meeting, on or before the tenth day following the date on which the meeting is first publicly announced. According to the Company's Certificate of Incorporation, a stockholder proposal received outside of this time period will be considered untimely. Management named in the Company's proxy form for the annual meeting will then have discretionary authority to vote shares represented by such proxies on the stockholder proposal, if presented at the meeting, without including information about the proposal in the Company's proxy materials. Even if a stockholder makes a timely notification, management named in the Company's proxy form for the annual meeting may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the SEC.

   The Company will inform the stockholders of any changes of the dates above in a timely manner and will provide notice of the new dates in a quarterly report on Form 10-Q.

   The procedure for nominating a person for election to serve as a director is set forth under "Meetings of Directors and Committees--Nominating Committee." Any stockholder proposal must provide the information required by the Company's bylaws and Certificate of Incorporation and comply with any applicable laws and regulations. All submissions should be made to the Secretary of the Company at the Company's principal offices at 1730 Briercroft Court, Carrollton, Texas 75006.

                                OTHER BUSINESS

   The Board of Directors knows of no matters other than those described herein that will be presented for consideration at the Meeting. However, should any other matter properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to exercise their discretionary authority to vote in accordance with their best judgment.

                                 MISCELLANEOUS

   Accompanying this Proxy Statement is a copy of the Company's Annual Report to Stockholders for the fiscal year ended November 30, 2001 (the "Annual Report"). The Annual Report is not to be deemed a part of this Proxy Statement and does not form any part of the material for the solicitation of Proxies.

   The entire cost of soliciting Proxies, including the costs of preparing, printing and mailing this Proxy Statement and accompanying materials to stockholders, will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit Proxies personally or by telephone or otherwise, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for forwarding of solicitation materials to the beneficial owners of shares of Common Stock held by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

                                          By Order of the Board of Directors,

                                          /s/ Elaine Flud Rodriguez
                                          Elaine Flud Rodriguez
                                          Senior Vice President, Secretary and
                                            General Counsel

April 11, 2002

                                                                      APPENDIX A

                                      PROXY

                              CELLSTAR CORPORATION
                              1730 Briercroft Court
                             Carrollton, Texas 75006

     This Proxy is Solicited on Behalf of the Board of Directors.

          The undersigned hereby appoints Terry S. Parker and Elaine Flud Rodriguez as Proxies, each with the power to act without the other and to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the other side, all the shares of common stock of CellStar Corporation held of record by the undersigned on March 25, 2002 at the Annual Meeting of Stockholders of the Company to be held on May 9, 2002 or any adjournment thereof.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal Number 1. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                   (Continued and to be signed on other side)

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

                                                                  [X]  Indicate
                                                                       your vote
                                                                       as shown
                                                                       in this
                                                                       example

Statement delivered with this Proxy.

1. Proposal to elect Dale V. Kesler as a director for a term expiring in 2005 or until his successor is elected and qualified.

    FOR        WITHHOLD

    [ ]          [ ]     The Proxies are authorized to vote,
                         in their discretion, upon such
                         other business as may properly come
                         before the meeting.
                         Dated:_______________________, 2002

                         Signature

                         Signature if held jointly

                         Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                      YOUR VOTE IS IMPORTANT TO THE COMPANY

                      PLEASE SIGN AND RETURN YOUR PROXY BY
                    TEARING OFF THE TOP PORTION OF THIS SHEET
                    AND RETURNING IT PROMPTLY IN THE ENCLOSED
                              POSTAGE-PAID ENVELOPE

                                      A-2